UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 8, 2023

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 600
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On August 8, 2023, the Board of Directors (the “Board”) of NN, Inc. (the “Company”) appointed Tim French as Chief Operating Officer, effective August 10, 2023 (the “Start Date”).
Over the past 13 years Mr. French, age 60, a native of Alberta, Canada, has served in COO and CEO roles for manufacturers where he successfully led transformation initiatives ranging from operational, restructuring, lean manufacturing, and post-M&A integration with a track record for substantial improvement in operational efficiency, costs, and capital management. Prior to joining the Company, Mr. French was President and CEO of Synergein Solutions Limited, a company that provides executive and C-suite level interim management and consulting services to manufacturing companies, as well as business analysis and due diligence support to private equity firms evaluating acquisition opportunities. He began his career as a plant manager and has worked in operational, management, and C-suite leadership roles in packaging, equipment, and industrial manufacturing. Mr. French holds an MBA from the University of Athabasca.
In connection with Mr. French’s appointment as Chief Operating Officer, Mr. French entered into an executive employment agreement with NN Canada, Inc., a wholly-owned subsidiary of the Company (“NN Canada”), effective as of the Start Date (the “Employment Agreement”), setting forth the terms of his employment, compensation and benefits. Pursuant to the Employment Agreement, Mr. French’s annual base salary will be $594,000 CAD. Mr. French will also receive a one-time signing bonus of $37,000 CAD, less applicable statutory deductions, and will be eligible to receive an annual incentive award governed by the terms of the Company’s Executive Incentive Compensation Program, which is based on a target amount of 50% his annual base salary. The Employment Agreement also provides that Mr. French will not be eligible to participate in the Company’s long-term equity incentive program until 2028. The Employment Agreement also includes non-competition and non-solicitation obligations of Mr. French for a period of one year following the date of termination of his employment with NN Canada.
As an inducement material to his entering into employment with the Company, Mr. French was granted on the Start Date (i) a one-time conditional equity grant as an inducement to his employment with the Company, consisting of (i) 330,000 time-vesting restricted stock units, which will vest ratably in one fifth increments on each of the first five anniversaries of the Start Date (the “RSU Award”); and (ii) 560,000 performance-vesting restricted stock units (“PSUs”) that will be realized incrementally upon certain increases in the price of the Company’s common stock, par value $0.01 per share, over a five-year performance period (the “PSU Award” and together with the RSU Award, the “Inducement Grants”). The RSU Award was granted pursuant to that certain form of Restricted Share Award Agreement (the “RSU Agreement”), and the PSU Award was granted pursuant to that certain form of Performance Share Unit Award Agreement (the “PSU Agreement”).
Mr. French also entered into a separation agreement with NN Canada (the “Separation Agreement”) as of the Start Date. Under the Separation Agreement, if terminated by the NN Canada without cause or if Mr. French resigns with “Good Reason” (as defined in the Separation Agreement”), Mr. French would receive: (i) a lump-sum payment equal to 1.5 times his base salary (as of the date of termination); (ii) the continuation of Mr. French’s benefits (if applicable) and payment of any accrued and unused vacation pay to the end of the minimum statutory notice period as required under the Ontario Employment Standards Act, 2000, as amended (the “Act”); and (iii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement and any other vested rights under NN Canada’s other plans, programs or policies, including Mr. French’s continued participation in all compensation-related plans and programs during any minimum statutory notice period required by the Act.
Further, under the Separation Agreement, if terminated within the twenty-four month period following a change of control (i.e., a “double-trigger”), as defined therein, he will receive: (i) a lump sum payment equal to the sum of 1.5 times his base salary (as of the date of termination) plus 1.5 times his target bonus, (ii) the continuation of Mr. French’s benefits (if applicable) and payment of any accrued but unused vacation pay to the end of the minimum statutory notice period as required by the Act; and (iii) any vested rights in accordance with the terms of his RSU Award Agreement and PSU Award Agreement and any other vested rights under NN Canada’s other plans, programs or policies, including Mr. French’s continued participation in all compensation-related plans and programs during any minimum statutory notice period required by the Act.
NN Canada also entered into a form of indemnification agreement with Mr. French (the “Indemnification Agreement”) as of the Start Date, pursuant to which NN Canada will agree to hold harmless and indemnify Mr. French generally to the full extent permitted by applicable law and against any and all liabilities, expenses, judgments, fines, penalties and costs in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which Mr. French is made a party by reason of the fact that he has, is or that the time becomes a director or officer of NN Canada or any other entity at the request of NN Canada.
The foregoing descriptions of the terms of the Employment Agreement, RSU Agreement, PSU Agreement, Separation Agreement and Indemnification Agreement are only summaries and are qualified in their entirety by the full text of (i) the

Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”); (ii) the RSU Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report; (iii) the PSU Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report; (iv) the Separation Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report; and (v) the Indemnification Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report, each of which are incorporated herein by reference.
There are no arrangements or understandings between Mr. French and any other persons pursuant to which he was appointed as Chief Operating Officer of the Company. There are no family relationships between Mr. French and any of the Company’s directors or other executive officers, and Mr. French is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01    REGULATION FD DISCLOSURE.
On August 10, 2023, the Company issued a press release regarding Mr. French’s appointment as Chief Operating Officer. A copy of this press release is included as Exhibit 99.1 to this Current Report.
The information, including the press releases, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, effective as of August 10, 2023, by and between NN Canada, Inc. and Tim French.
10.2	Form of Restricted Share Award Agreement, by and between NN, Inc. and Tim French (included in Exhibit 10.1).
10.3	Form of Performance Share Unit Award Agreement, by and between NN, Inc. and Tim French (included in Exhibit 10.1).
10.4	Form of Separation Agreement, by and between NN Canada, Inc. and Tim French (included in Exhibit 10.1).
10.5	Form of Indemnification Agreement, by and between NN Canada, Inc. and Tim French (included in Exhibit 10.1).
99.1	Press Release, dated August 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 10, 2023

NN, INC.

By:	/s/ Michael C. Felcher
Name:	Michael C. Felcher
Title:	Senior Vice President - Chief Financial Officer